Exhibit 99.1

FOR IMMEDIATE RELEASE
October 30, 2015

KEARNY FINANCIAL CORP. ANNOUNCES
RESULTS OF 2015 ANNUAL MEETING

Fairfield, New Jersey – October 30, 2015 - Kearny Financial Corp. (NASDAQ Global Select Market "KRNY") announced that its 2015 Annual Meeting of Stockholders was held on Thursday, October 29, 2015. At the meeting, Craig L. Montanaro, Leopold W. Montanaro and John N. Hopkins were re-elected as directors to serve three-year terms, which will expire in 2018. In addition, stockholders ratified the appointment of BDO USA, LLP as the Company's independent auditor for the fiscal year ending June 30, 2016. Stockholders also voted in favor of the advisory, non-binding resolution to approve our executive compensation and in favor of a stockholder vote on executive compensation every year on an advisory, non-binding basis as described in our Proxy Statement.

Kearny Financial Corp. is the holding company for Kearny Bank, which operates from its administrative headquarters building in Fairfield, New Jersey and 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. Shares of Kearny Financial Corp. trade on the NASDAQ Global Select Market under the symbol “KRNY.”

For further information contact:
Craig L. Montanaro
President and Chief Executive Officer
Kearny Financial Corp.
973-244-4500